UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2012

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On November 27, 2012, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), and David N. Nemelka, an individual (the “Subscriber”), entered into a subscription agreement (the “Subscription Agreement”) whereby the Subscriber has agreed to purchase from the Company, and the Company has agreed to sell and issue, a total of Four Million (4,000,000) shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a purchase price equal to $0.25 per share, for an aggregate sales price of One Million Dollars ($1,000,000) (the “Purchase Price”).  The Subscription Agreement was entered into in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 506 of the Securities and Exchange Commission (the “SEC”), promulgated under the Act.

The Purchase Price shall be payable to the Company as follows: (i) Fifty Thousand Dollars ($50,000) on or before January 31, 2013; (ii) Fifty Thousand Dollars ($50,000) on or before February 15, 2013; and (iii) the balance of Nine Hundred Thousand Dollars ($900,000) on or before May 27, 2014 (the “Outside Due Date”).  The Subscriber may make payments of the Purchase Price at his discretion in minimum installments of One Hundred Thousand Dollars ($100,000) each, until the Outside Due Date.  In the event that at any time after February 15, 2013, the Company’s total available cash should be less than One Hundred Thousand Dollars ($100,000), the Subscriber shall, upon demand of the Company, pay to the Company, One Hundred Thousand Dollars ($100,000) of the then outstanding balance of the Purchase Price, which payment shall be due within thirty (30) days of the demand.  There is no limit on the number of demands that the Company may make pursuant to this provision of the Subscription Agreement, provided, however, that in no event shall the Company provide more than one notice of demand for payment in any thirty (30) day period.

David N. Nemelka is the brother of John F. Nemelka, who is a member of the Company’s board of directors.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement, dated November 27, 2012, between SANUWAVE Health, Inc. and David N. Nemelka.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: December 3, 2012	By:	/s/ Barry J. Jenkins
Name: Barry J. Jenkins Title: COO and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement, dated November 27, 2012, between SANUWAVE Health, Inc. and David N. Nemelka.